Exhibit 10.3

INTELLECTUAL PROPERTY AGREEMENT

This Intellectual Property Agreement (“Agreement”) is made this 1st day of November, 2020 (“Effective Date”) by and between Franklin Covey Co. (“FranklinCovey”), a Utah corporation, and Scott Jeffrey Miller (“Miller”).  FranklinCovey and Miller may be referred to individually as a “party” and collectively as the “parties.”

1. Ownership of Management Mess Book.  While Miller was employed by FranklinCovey, Miller authored the book Management Mess to Leadership Success: 30 Challenges to Become the Leader You Would Follow (“Management Mess Book”).  FranklinCovey is the owner of all rights, including, but not limited to, all intellectual property rights, to the Management Mess Book except for certain publishing rights granted to Mango Media, Inc. in the Publishing Agreement dated April 30, 2019 (“Publishing Agreement”).

2. Ownership of Management Mess Brand.  The parties agree that FranklinCovey is the owner of all rights, including, but not limited to, all current and future intellectual property rights, to the “Mess to Success” brand, which includes all products and services based on or utilizing the “mess to success” name, title, moniker, or any variation thereof (e.g., X Mess to Y Success) now or in the future.

3. Ownership of Master Mentors Books.  Miller intends to author and publish a series of books tentatively titled Master Mentors (collectively, the “Master Mentors Books”), which shall be based on the interviews conducted for the FranklinCovey On Leadership Podcast (“Podcast”). FranklinCovey and Miller intend for Miller to author one (1) Master Mentors Book each year as part of the series.  FranklinCovey shall own all rights, including, but not limited to, all intellectual property rights, to the Master Mentors Books.  In consideration of the rights granted herein, for the duration of this Agreement Miller agrees that he will not author, develop, produce, publish, or otherwise promote written works using the same format or material (including interviews conducted for the Podcast) as  the Master Mentors Books, as described in this paragraph, for anyone or any entity other than FranklinCovey.

4. Ownership of Master Mentors Brand.  The parties agree that FranklinCovey is the owner of all rights, including, but not limited to, all current and future intellectual property rights, to the “Master Mentors” brand, which includes all products and services that are based on or related to the interviews conducted for the Podcast or that are based on or utilize the Master Mentors name, title, moniker, or any variation thereof now or in the future.

5. Grant of Licenses

a. License to Brands.  Upon the terms and conditions set forth herein, FranklinCovey grants Miller a non-exclusive, royalty-free, worldwide license to utilize and otherwise exploit the Mess to Success brand and the Master Mentors brand.

b. License to Market Management Mess Book.  FranklinCovey grants Miller a non-exclusive, royalty-free, worldwide license to promote and otherwise market the Management Mess Book, as well as speaking and coaching opportunities for Miller related to the Management Mess Book, to the extent that such license does not conflict with the Publishing Agreement.

c. Future Mess to Success Works.  FranklinCovey grants Miller a non-exclusive, royalty-free, worldwide license to author, publish, develop, produce, promote, distribute, sell and market future Mess to Success books, publications, products, and services (“Future Mess to Success Works”).  Further, FranklinCovey grants Miller a non-exclusive, royalty-free, worldwide license to give speeches and conduct trainings on, develop products and services for, and otherwise exploit the Future Mess to Success Works.  Miller shall own the copyright to all Future Mess to Success Works and FranklinCovey agrees to cooperate with Miller to file for and or protect said ownership, and Miller shall reimburse FranklinCovey for any costs/expenses incurred by FranklinCovey in connection therewith. Notwithstanding the foregoing, prior to Miller commencing work on any Future Mess to Success Work, Miller shall disclose and discuss the content of the Future Mess to Success Work to FranklinCovey and obtain FranklinCovey’s express written permission to continue with the proposed work, which permission FranklinCovey may withhold in Franklin Covey’s sole discretion to protect Franklin Covey’s interests. FranklinCovey shall use commercially reasonable efforts to complete this initial review and approval process within thirty (30) days.

If FranklinCovey provides such written permission, Miller shall obtain further written permission from FranklinCovey, which may be withheld in Franklin Covey’s sole discretion to protect Franklin Covey’s interests, to continue after the manuscript for the Future Mess to Success Work has been provided to FranklinCovey and prior to publication of the Future Mess to Success Work.   FranklinCovey shall use commercially reasonable efforts to complete this step of the review and approval process within thirty (30) days.

In the event FranklinCovey does not grant Miller permission for the Future Mess to Success Work at any point, Miller shall cease all work on the Future Mess to Success Work and not develop, publish, or otherwise produce the Future Mess to Success Work.  In the event Miller obtains from FranklinCovey the permissions required herein, Miller and FranklinCovey will work in good faith and in an open and transparent manner to agree upon the scope of activities, on a case by case basis, in which Miller  may engage related to the Future Mess to Success Work (e.g., coaching, keynotes, training, etc.).

d. Master Mentors Books.  FranklinCovey grants Miller a non-exclusive, royalty-free, worldwide license to author, publish, develop, produce, promote, distribute, and market Master Mentors Books.  Miller shall obtain written permission from FranklinCovey for each Master Mentors Book before commencing work, which permission FranklinCovey may withhold in its sole discretion and judgment to protect Franklin Covey’s interests. FranklinCovey shall use commercially reasonable efforts to complete this initial review and approval process within thirty (30) days.

 If FranklinCovey provides such written permission, Miller shall obtain further written permission from FranklinCovey, which permission may be withheld in FranklinCovey’s sole discretion and judgment to protect Franklin Covey’s interests, to continue after the manuscript for the Master Mentors Book has been provided to FranklinCovey and prior to publication of the Master Mentors Book.  FranklinCovey shall use commercially reasonable efforts to complete this step of the review and approval process within thirty (30) days.

In the event FranklinCovey does not grant Miller permission for the Master Mentors Book at any point, Miller shall cease all work on that Master Mentors Book and not develop, publish, or otherwise produce the Master Mentors Book.  In the event Miller obtains from FranklinCovey the permissions required herein, Miller and FranklinCovey will work in good faith and in an open and transparent manner to agree upon the scope of activities, on a case by case basis, to agree upon the scope of activities in which Miller may engage related to the Master Mentors Books (e.g., coaching, keynotes, training, etc.)  Further, Miller shall obtain from each person discussed or identified (whether by name, title, position, or otherwise) in the Master Mentors Books all necessary permissions for such use which shall be in writing, and Miller shall provide such persons the opportunity to review and approve the content Miller intends to publish about them.  Miller shall provide FranklinCovey with copies of all written permissions obtained by Miller.

6. Book Royalties and Payments.

a. Royalties on Sales of Management Mess Book and Future Mess to Success Works.  Beginning on September 1, 2020, , FranklinCovey and Miller shall split evenly the royalties received from the sales of the Management Mess Book (both domestic and foreign) with FranklinCovey to receive fifty percent (50%) of all net royalties and Miller to receive fifty percent (50%) of all net royalties.  FranklinCovey shall receive the royalties from the publisher and distribute the portion attributed to Miller.

Miller shall be entitled to one hundred percent (100%) of any worldwide book advances received from publishers for Future Mess to Success Works and shall also be entitled to one hundred percent (100%) of the worldwide book royalties received from the sales of Future Mess to Success Works.  Miller shall also be entitled to one hundred percent (100%) of the revenue received from sales of non-book and non-service Future Mess to Success Works (i.e., consumer and other products).

b. Payment for Services Related to Management Mess Book.  In the event Miller performs speaking, coaching, training, consulting, or other services for clients related to the Management Mess Book, FranklinCovey shall receive all revenue from such services, and Miller shall be compensated for such services as outlined in the Independent Contractor Agreement between the parties dated November 1, 2020.

c. Royalties on Sales of Master Mentors Books.  For the Master Mentors Books, Miller shall be entitled to one hundred percent (100%) of any domestic advances received from publishers and shall also be entitled to one hundred percent (100%) of the domestic royalties.  For foreign book advances and book royalties received for the Master Mentors Books, the parties shall split such advances and royalties with FranklinCovey receiving forty percent (40%) and Miller receiving sixty percent (60%).  FranklinCovey, in its sole discretion, may incur expenses in connection with launching the Master Mentors Books, and FranklinCovey shall be responsible for such expenses.  Miller, in his sole discretion, may incur expenses in connection with launching the Master Mentors Books, and Miller shall be responsible for such expenses.  For clarity, Miller may not incur expenses on behalf of FranklinCovey in connection with launching the Master Mentors Books, unless FranklinCovey has provided express written permission to do so.

d. Payment for Services Related to Master Mentors Books.  In the event Miller performs speaking, coaching, training, consulting, or other services for FranklinCovey clients related to the Master Mentors Books, FranklinCovey shall receive all revenue from such services, and Miller shall be compensated for such services as outlined in the Independent Contractor Agreement between the parties dated November 1, 2020.

7. Approval for Business Activities.  During the term of this Agreement, in the event Miller desires to engage in any business activities (regardless of whether those activities relate to FranklinCovey) outside of those activities specifically stated in the Independent Contractor Agreement between the parties dated November 1, 2020 (and regardless of whether the Independent Contractor Agreement is still in effect), Miller shall first review the proposed activity with FranklinCovey.  Miller may only engage in the proposed business activity with the express written consent of FranklinCovey, which consent may be withheld in FranklinCovey’s sole discretion and judgment to protect Franklin Covey’s interests.

8. License for use on Miller’s Website.  During the term of this Agreement, FranklinCovey grants Miller a limited, non-exclusive, royalty-free, and revocable license to refer to and otherwise display on Miller’s website (www.ScottJeffreyMiller.com), FranklinCovey’s logos, icons, and trademarks related to the Podcast, radio program, the Management Mess Book, and the books Everyone Deserves a Great Manager and Master Mentors.  Miller may display such logos, icons, and trademarks on his website to promote FranklinCovey’s products and services and to promote the services offered by Miller; provided, however, Miller may not use such logos, icons, and trademarks to infer or represent that FranklinCovey is associated with or endorses Miller’s non-FranklinCovey products or services.  Miller may also provide links on his website to the Podcast and any blog posts authored by Miller for FranklinCovey.

9. Non-Solicitation of Customers, Clients, Employees & Contractors.  During the term of this Agreement, Miller agrees not to contact any FranklinCovey client, vendor, or supplier for the purpose of selling or distributing products or services that compete, directly or indirectly, with those offered by FranklinCovey, unless Miller obtains the express written permission of FranklinCovey, which may be withheld in FranklinCovey’s sole discretion and judgment to protect Franklin Covey’s interests.  During the term of this Agreement or any other written agreement with FranklinCovey, Miller shall not induce any employee of FranklinCovey to terminate his/her employment with FranklinCovey for any reason, hire or solicit any independent contractor under contract with FranklinCovey, or encourage any independent contractor to terminate such relationships with FranklinCovey.

10. Term and Termination.  This Agreement shall be effective and continue in full force and effect for an initial term of ten (10) years commencing on the Effective Date (“Initial Term”).  FranklinCovey may terminate the Agreement immediately upon any of the following: (a) Miller declares bankruptcy; (b) Miller is charged with a felony; (c) Miller performs unauthorized actions on behalf of FranklinCovey; (d) if, after diligent inquiry and in good faith, FranklinCovey determines that Miller is the subject of a credible accusation of a felony or any crime involving perjury, fraud, or sexual misconduct; (e) Miller is the subject of a credible accusation that is reasonably considered to be severely damaging to Miller’s or FranklinCovey’s reputation; (f) Miller materially breaches this Agreement, the Separation Agreement and General Release dated November 1, 2020, or the Independent Contractor Agreement dated November 1, 2020, or (g) Miller engages with industries that sell goods or services which FranklinCovey does not want to be associated (provided however, that FranklinCovey will provide Miller with notice of any such objection and provide Miller a reasonable amount of time and opportunity to dissociate with said industry).  The Agreement shall automatically renew for an additional ten (10) years at the end of the Initial Term and every ten (10) years thereafter on the ten-year anniversary date (“Anniversary Date”) if the Agreement has not been terminated sooner.  Notwithstanding the foregoing, either party may terminate this Agreement at the end of the Initial Term or on the Anniversary Date by providing the other party with written notice at least six (6) months prior to the end of the Initial Term or Anniversary Date.

11. Effect of Termination.  Upon termination of this Agreement for any reason, the Management Mess Book, all Future Mess to Success Works, and Master Mentors Books, which were previously approved by FranklinCovey and launched prior to the termination date of this Agreement, may remain in the marketplace and available for purchase.  Miller shall continue to receive the same compensation for such works/items after termination as he did prior to termination, as set forth herein.

12. Non-Disparagement.  Miller agrees that he will not make any statements that disparage, demean or criticize FranklinCovey, its directors, officers, managers, employees, business practices, strategies, products or services.  Nothing in this provision shall prevent Miller from making a truthful statement under oath as a witness in a proceeding by a court of competent jurisdiction or administrative agency.

13. Assignment of Rights.  Neither party shall transfer, assign, or sell all or any portion of his or its rights and interests in this Agreement without the express written permission from the other party.

14. Modification, Amendment, Waiver.  No modification, amendment, or waiver of this Agreement shall be effective unless approved in writing by all parties hereto.

15. Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement or any provision hereof.

16. Governing Law.  This Agreement shall be construed both as to validity and performance and enforced in accordance with the laws of the State of Utah.

17. Entire Agreement.  This Agreement embodies the complete agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements, or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

18. Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

ACCEPTED AND AGREED:

Date:	November 3, 2020	/s/ Scott Jeffrey Miller
Scott Jeffrey Miller
FRANKLIN COVEY CO.
Date:	November 3, 2020	By:	/s/ Robert A. Whitman
		Its:	Chief Executive Officer

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